UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2023

Rubicon Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40910	88-3703651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

335 Madison Avenue, 4th Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(844) 479-1507

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RBT	New York Stock Exchange
Warrants, each exercisable for one share of Class A common stock at an exercise price of $11.50 per share	RBT WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2023, the Compensation Committee of the Board of Directors of Rubicon Technologies, Inc., a Delaware corporation (the “Company”) completed its determination of the annual bonus amounts payable, if any, to the Company’s employees for fiscal year ending December 31, 2022.

These bonus amounts were not included in the Summary Compensation Table (the “Summary Compensation Table”) in the Company’s Definitive Proxy Statement for its 2023 Annual Meeting of Shareholders, filed with the U.S. Securities and Exchange Commission on May 1, 2023 (the “Proxy Statement”), because the amounts earned were not determinable at the time the Proxy Statement was filed. In accordance with Item 5.02(f)(1) of Form 8-K, this Form 8-K is being filed to update the “Bonus” and “Total” columns of the Summary Compensation Table in the Proxy Statement to reflect the July 28, 2023 payment of $50,250 in 2022 annual bonus compensation to the Company’s Chief Executive Officer, Phil Rodoni. For Mr. Rodoni, the “Bonus” and “Total” columns for 2022 are each increased by $50,250 to reflect $1,797,735 in bonus compensation and $5,518,354 in total compensation, respectively. No other named executive officer received a 2022 annual bonus payment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rubicon Technologies, Inc.

By:	/s/ Philip Rodoni
	Name:	Philip Rodoni
	Title:	Chief Executive Officer

Date: August 3, 2023

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